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                                                                   Exhibit 10(b)

                                    NET LEASE

      THIS LEASE, made as of this 2nd day of March, 2005, by and between Tower Properties Company, a corporation with an office at 911 Main Street, Suite 100, Kansas City, Missouri 64105 (herein called "Owner"), and Ferrellgas, L.P., whose principal office is at 7500 College Boulevard, Suite 1000, Overland Park, Kansas 66210 (herein called "Tenant");

                                    RECITALS

      Pursuant to Real Estate Purchase Contract ("Contract") dated February 28, Tenant (as Seller), agreed to sell to Owner (as Buyer) the "Demised Premises" (hereinafter defined), and Owner agreed to lease the Demised Premises to Tenant on an absolute "net basis". Concurrently herewith, Seller has conveyed to Owner fee simple title to the Demised Premises, and the parties are executing this Lease ("Lease") in order to effect such Lease to Tenant of the Demised Premises. Accordingly, in consideration of mutual covenants, the parties agree as follows:

Section 1. Demised Premises.

      Owner leases to Tenant and Tenant leases from Owner all that certain tract of real property (the "Demised Land") together with the improvements ("Improvements") thereon located in the County of Clay, City of Liberty and State of Missouri, with a street address of One and Two Liberty Plaza, Liberty, Missouri 64068-2970, as more fully described on Exhibit A attached hereto and incorporated herein by this reference (herein referred to as the "Demised Premises"), excluding all Personal Property and subject to all the exceptions reflected in the title policy issued at the closing of the sale from Ferrellgas, L.P. to Owner.

Section 2. Term.

      The term of this Lease shall commence on March 2, 2005, or the later date that sale of property from Tenant to Owner shall occur ("Commencement Date"), and shall expire, unless sooner terminated or extended pursuant to the terms of this Lease, on the 10th anniversary of the last day of the month in which the Commencement Date occurred ("Termination Date").

Section 3. Rent and Adjustment.

      (A) Tenant shall pay Owner, as rent hereunder, the sum of $473,000 per annum ("Minimum Rent") for 10 years.

      (B) The Minimum Rent shall be payable by Tenant, without any prior demand therefor and without any set-off or deduction whatsoever, except as provided herein, in equal monthly installments of $39,416.67 on or before the first day of each month in advance. Minimum Rent for any partial month shall be prorated based on the number of days in such month.

Section 4. No Abatement and Additional Rent.

      (A) Tenant shall not be entitled to quit, terminate or surrender the Lease, and shall not be relieved from its obligation to pay rental and other charges due hereunder or from any of its other obligations under the Lease, by reason of (i) any prevention or curtailment of or interference with any use of the Demised Premises, or any part thereof, by any governmental requirement, except as expressly set forth in Section 24; or (ii) any damage to or destruction of the Demised Premises or any part thereof, notwithstanding any law or statute to the contrary, except as expressly set forth in Section 14.

      (B) This Lease shall be deemed and construed to be a "net lease", it being the intent hereof that Owner shall receive all Minimum Rent, additional rent and other charges payable hereunder (collectively, "Rent") free from

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any charges, taxes, assessments, fees, impositions, expenses, set-offs or deductions of any and every kind or nature whatsoever, except as expressly set forth in Sections 14, 24, and 25.

      (C) Tenant shall pay as additional rent all charges required to be paid by Tenant under this Lease, whether or not the same are designated "additional rent". If such charges are not paid at the time provided in this Lease, they shall be payable as additional rent upon demand or with the next installment of Minimum Rent thereafter falling due, whichever shall first occur, but nothing herein contained shall be deemed to suspend or authorize delay in the payment of any charge at the time the same becomes due and payable under this Lease.

Section 5. Interest on Past Due Rent.

      If Tenant shall fail to pay within 5 days after receipt of written notice of delinquency, any Minimum Rent or any additional rent, Tenant shall, upon demand, pay Owner a late charge equal to 3% of the arrearage, plus interest on the past due amount from the due date thereof to the date of payment at a rate of 10% per annum (the "Default Rate").

Section 6. Taxes.

      (A) The term "Real Estate Taxes" shall mean all real estate taxes, assessments for public improvements or benefits (whether or not commenced or completed during the term of this Lease), water, sewer and other rents, rates and charges, excises, levies, license fees, permit fees and other authorization fees and all other charges, (in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen), of every character (including all penalties or interest thereon) which at any time during or in respect of or prior to the term of this Lease may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (i) the Demised Premises or any part thereof or any rent therefrom or any estate, right or interest therein; or (ii) any occupant's use or possession of the Demised Premises or any part thereof, other than any franchise, capital stock or similar tax of Owner, or any income or excess profits tax of Owner determined on the basis of its general income or revenues. With respect to any tax on rents, Tenant's obligation shall be computed at the rates that would be payable if the Demised Premises were the only property of Owner subject to such rent tax.

      (B) Tenant shall pay the Real Estate Taxes directly to the applicable taxing authorities and shall deliver to Owner, if requested, evidence reasonably satisfactory to Owner of the payment thereof. To the extent permitted by law, if any Real Estate Taxes may be paid in installments, Tenant may elect to pay such Real Estate Taxes on the installment basis, in which case, Tenant shall be obligated to pay only those installments which shall become due and payable during the term of this Lease. Any such installments which are due for the year in which this Lease expires or terminates shall be prorated.

      (C) Provided Tenant is not in "Default" (as defined in Section 25), Tenant shall have the right to contest the Real Estate Taxes or the validity thereof by appropriate legal proceedings, and Owner shall join in such contest, protest or proceeding, but at Tenant's sole cost and expense; provided, however, as a condition to Tenant being entitled to contest such Real Estate Taxes, Tenant shall first deposit with Owner security reasonably satisfactory to Owner to insure payment in full of such Real Estate Taxes, together with penalties and interest thereon, prior to the foreclosure of any tax lien resulting therefrom. Any refund obtained by Tenant as a result of such contest shall be Tenant's sole property.

Section 7. Condition of the Demised Land.

      (A) Tenant acknowledges and represents to Owner that Tenant has conducted or caused to be conducted such inspections and tests as are necessary or advisable to become fully familiar with the existing condition of the Demises Premises (including the sub-surface thereof). No covenant, representation, statement or warranty, express or implied, has been or is, by the execution of this Lease or otherwise, made by or on behalf of Owner, or by any agent of Owner, as to the condition of the Demised Premises (including the sub-surface thereof) or as to the use that may be made of the Demised Premises. Owner shall not be liable for any defect, latent or patent, in the Demised Premises or for any limitation to which the Demised Premises may be subject.

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      (B) Tenant accepts title to the leasehold estate created under this Lease in its existing condition and acknowledges and represents to Owner that no covenant, representation, statement or warranty, express or implied, has been or is, by the execution of this Lease or otherwise, made by or on behalf of Owner, or by any agent of Owner, as to the condition of such leasehold title or as to the encumbrances affecting the same.

Section 8. Alterations.

      Subject to compliance with Section 29, Tenant may, at its sole expense, from time to time, make such alterations, changes or additions to the Improvements. If such alterations, changes or additions are reasonably considered non-structural in nature, and in good faith are estimated by Tenant, for all work being performed at one time or a series of projects undertaken within six months of one another and within a contiguous area, not to exceed $100,000.00 (as evidenced by the scope of work and projected expense as contained on the Approval for Expenditure or "AFE" form currently used by Tenant to obtain appropriate internal approvals for the allocation of capital expenditure funds, or any successor approval form which may be generated by Tenant for the same general purpose), Tenant may perform such work without first obtaining Owner's approval. If such alterations, changes or additions are reasonably considered structural in nature, regardless of their total cost, or in good faith are estimated by Tenant to exceed $100,000.00, using the referenced AFE form as the guide, Tenant shall provide Owner with written notice outlining the proposed scope of work and estimated expense, with the AFE form attached, to obtain Owner's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Owner's good faith, projected cost estimate of restoring the Demised Premises at lease termination to the currently existing condition shall be reasonable grounds for Owner to withhold approval. Approval shall be deemed granted by Owner if Tenant does not receive written disapproval from Owner within ten (10) business days from the date Owner receives Tenant's notice outlining said proposed scope of work and estimated expense. Any such alterations, changes or additions to the Improvements that comply with the requirements of this Section may remain after Lease termination. Any unresolved disagreement between the parties as to whether an alteration is `structural' and as to what constitutes a single project shall be decided according to the Arbitration provision contained in Section 49 of this Lease.

Section 9. Tenant's Liens.

      If any mechanic's or materialman's lien is filed against the Demised Premises by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Demised Premises under Tenant, Tenant shall, within thirty (30) days after notice to Tenant of the filing thereof, cause such lien to be discharged of record by payment, bond, order of a court of competent jurisdiction, or otherwise. The foregoing shall not be construed to limit Tenant's rights to contest the basis for said lien provided the same is discharged of record as aforesaid. In the event of Tenant's failure to discharge any such lien within the aforesaid period, Owner may remove said lien by paying the full amount thereof or by bonding or in any other manner Owner deems appropriate, without investigating the validity thereof and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant upon demand shall pay Owner the amount so paid out by Owner in connection with the discharge of said lien, together with (i) expenses incurred in connection therewith, including reasonable attorneys' fees; and (ii) interest on all such amounts at the Default Rate from the date such amounts are advanced by Owner to the date Owner recovers such amounts. Nothing contained in this Lease shall be construed as a consent on the part of Owner to subject Owner's estate in the Demised Premises to any lien or liability under the lien laws of the State.

Section 10. Compliance with Legal Requirements; Environmental Compliance.

      (A) Tenant, at its sole expense, and in conformity with the provisions of Sections 24 and 29, shall promptly comply with all present and future requirements, administrative and judicial orders, laws, statutes, ordinances, rules and regulations (collectively, "Laws") of all federal, state, county, municipal and local departments, boards, agencies and offices thereof (collectively, "Governmental Authorities"), including those requiring replacements, additions, repairs and alterations, structural or otherwise, and shall procure and maintain all permits, licenses and other authorizations required for any use of the Demised Premises or any part thereof then being made, and for the lawful and proper installation, operation and maintenance of all equipment and appliances necessary or appropriate for the operation and maintenance of the Demised Premises.

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      (B) Without limiting the provisions of Paragraph (A) above, Tenant shall not cause or permit any "Hazardous Substances" (hereinafter defined) to be present, used, stored, generated or disposed of (collectively, "Used") on, in or under the Demised Premises, except for those Hazardous Substances which may lawfully be Used in an incidental manner in the ordinary course of business in the operation of the Demised Premises, or as reasonably required in performing the obligations of Tenant under this Lease, and then only to the extent no Laws are violated in so doing. Tenant is specifically granted permission to use and store diesel in an above ground container and propane in an underground storage tank, for purpose of fueling emergency generators on the Demised Premises. Without limiting the foregoing, Tenant shall indemnify and save Owner harmless from any and all claims of third parties, and damages, costs and losses owing to third parties or suffered by Owner, including court costs, reasonable attorneys' fees and consultants' fees, arising during or after the term and reasonably incurred or suffered by Owner as a result of Tenant's breach of the provisions of this Section, or the unlawful presence on the Demised Premises of any Hazardous Substances, irrespective of whether such Hazardous Substances were first present on the Demised Premises during the term of this Lease or prior thereto. It is a condition of this indemnification that Tenant shall receive notice of any such claim against Owner promptly after Owner has been notified in writing thereof. This indemnification includes all costs reasonably incurred by Owner after notice to Tenant for any cleanup, removal or restoration mandated by any Governmental Authority if Tenant shall not timely perform such work. As used herein, "Hazardous Substance" means any substance that is toxic, radioactive, ignitable, flammable, explosive, reactive or corrosive and that is, in the form, quantity, condition and location then found upon the Demises Premises regulated by any Governmental Authority.

Section 11. Waste or Nuisance.

      Tenant shall not commit nor suffer to be committed any waste upon the Demised Premises or any nuisance, and Tenant shall hold Owner harmless with respect to a breach of this covenant.

Section 12. Repairs.

      Tenant shall keep the Demised Premises in good order and condition, sightly and clean, and shall make all necessary or appropriate repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen. All repairs effected by Tenant shall be completed in accordance with the provisions of Section 29 and shall be in all respects of a standard at least substantially equal in quality of material and workmanship to the original work and material in the said Improvements and shall meet the requirements of Governmental Authorities. Tenant agrees that Owner shall have no obligation under this Lease at any time during the term to make any repairs or replacements of any part of the Demised Premises or any alteration, addition, change, substitution or improvement thereof or thereto, whether structural or otherwise, it being the intent hereof that the Minimum Rent received by Owner shall be free and clear of any expense incurred by Owner under this Lease in connection with any construction, care, maintenance, operation, repair, replacement, alteration, addition, change, substitution and improvement of or to the Demised Premises. The standard of maintenance for Tenant's obligation hereunder shall be that the Demised Land and Improvements will be maintained as a first class office building and grounds, consistent with the historic practices of Tenant prior to the Commencement Date of this Lease, in order to preserve the current general and overall condition and functionality of the Demised Premises, ordinary wear and tear excepted. At lease termination only, any unresolved disagreement between the parties relating to Tenant's maintenance obligation in connection with or as manifested in the final condition of the Demised Premises shall be decided according to the Arbitration provision contained in Section 49 of this Lease.

Section 13. Restoration.

      In the event the Improvements or any part thereof are destroyed or damaged by fire or other casualty, Tenant shall, with due diligence, at Tenant's sole cost, risk and expense, restore, repair, reconstruct or replace the same in accordance with the provisions of Sections 14 and 29.

Section 14. Fire, Boiler Insurance.

      (A) Tenant shall keep in force with an insurance company authorized to do business in the State of Missouri and which has a Best's Insurance Guide Rating ("BIGR") of at least A:XI; however, should a lender later

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require a higher BIGR (e.g., A:XII or higher), Tenant agrees to use reasonable best efforts to procure said coverage, provided the cost of obtaining the higher BIGR does not increase premiums then being paid by Tenant by more than 15%. If the premiums for comparable coverage, but at the higher BIGR, will increase premiums paid by Tenant by more than 15%, the Owner has the right to require Tenant to provide said coverage, however, Owner will pay the premium increase over the 15% increase for each year the Owner requires this higher BIGR coverage. If Tenant is unable, even after using best efforts, to obtain comparable insurance at the higher BIGR at any cost, Owner is authorized to secure such coverage on Tenant's behalf and Tenant will pay the premium for such coverage subject to the above limitations. The following shall be the limits of coverage:

            (1) Commercial property insurance (formerly known as "all-risk" insurance) with a special broad form causes-of-loss form on the Improvements, insuring Tenant, Owner and any mortgagee of the Demised Premises ("Mortgagee"), as their respective interests may appear, including coverage against loss or damage by fire, acts of terrorism, collapse, lightning, windstorm, tornado, hail, vandalism and malicious mischief, sprinkler leakage, water damage, debris removal and demolition of the undamaged portion of the building arising out of physical loss or damage to the covered property by a peril insured against, and against loss or damage by such other, further and additional risks as now are or hereafter may be embraced by the standard extended coverage forms of endorsements; and insurance against the perils of earthquake, if reasonably available, and other sudden and abnormal earth movement as well as against the perils of flood such as are normally excluded by the standard extended coverage forms or endorsements. All such insurance shall (i) be in an amount equal to 100% of the "Full Insurable Value" of the Improvements, which for purposes of this Lease shall mean actual replacement value (exclusive in the case of the Improvements of costs of excavations, foundations, underground utilities and footings); (ii) contain an agreed amount endorsement with respect to the Improvements waiving all co-insurance provisions; and (iii) contain an endorsement providing that all covered losses will be paid on a replacement cost basis. The Full Insurable Value shall be ascertained upon execution hereof and from time to time (but not more frequently than once in any 24 calendar months) at the request of Owner by an appraiser or contractor designated and paid by Tenant and approved by Owner, which approval shall not be unreasonably withheld, or by an engineer or appraiser in the regular employ of the insurer. After the first such appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. Owner must request any such ascertainment in order for Tenant to have this ascertainment obligation under this paragraph; and

            (2) Boiler and pressure vessel and miscellaneous equipment insurance, insuring Tenant, Owner and any Mortgagee as their respective interests may appear, on steam pipes, air conditioning systems, electric motors, air tanks, compressors and pumps, in such amounts as Owner may reasonably require.

      (B) All policies required by this Section shall (1) contain a provision that said policies may not be canceled or modified for any reason without 30 days' prior notice to Owner, and (2) be nonassessable. Tenant shall deliver to Owner certificates of such insurance. Tenant shall not obtain (a) separate insurance concurrent in form or contributing in the event of loss with that required in this Section to be furnished by Tenant, or (b) any blanket casualty policy, unless Owner is included therein as an insured to the extent of the amounts of insurance coverage required to be maintained by Tenant hereunder, with losses payable as in this Lease provided. Tenant shall immediately notify Owner upon obtaining any such separate insurance or blanket policy and shall deliver duplicate originals of certificates of such policies to Owner.

      (C) If at any time during the term the Improvements or any part thereof shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant, at its sole cost and expense and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, shall proceed with reasonable diligence (subject to a reasonable time allowance for the purpose of adjusting such loss) to repair, alter, restore, replace or rebuild the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction, subject to such alterations as Tenant may elect to make as herein permitted. Such repairs, alterations, restoration, replacement or rebuilding, including temporary repairs or the protection of other property pending the completion thereof, are sometimes referred to in this Section as the "Rebuilding Work".

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      (D) Except as otherwise provided in this Section, the conditions under which any Rebuilding Work is to be performed and the method of proceeding with and performing the same shall be governed by all of the provisions of Section 29.

      (E) All insurance money paid on account of such damage or destruction under the policies of insurance covering such loss, if any, less the cost, if any, incurred in connection with the adjustment of the loss and the collection thereof (the "Net Insurance Proceeds"), shall be adjusted by Tenant with the approval of Owner and the Net Insurance Proceeds shall be deposited into escrow with an insurance trustee reasonably acceptable to Owner and Tenant (which shall be a bank, trust company or the Mortgagee), and shall be applied toward Tenant's obligations of repair, restoration or reconstruction of any Improvements damaged or destroyed by casualty giving rise to the insurance claim and shall be paid out by the insurance trustee from time to time as the Rebuilding Work shall progress, in amounts designated by certification by independent architects licensed to do business in the State showing the application of the amounts as payments for the Rebuilding Work. If the Net Insurance Proceeds are not adequate for the Rebuilding Work, Tenant shall pay, out of funds other than the Net Insurance Proceeds, the amount by which the cost of the Rebuilding Work will exceed the Net Insurance Proceeds and shall furnish reasonable proof to Owner and the insurance trustee, if any, of the availability to Tenant of such excess for Rebuilding Work to be performed before the trustee shall release any part of the Net Insurance Proceeds. Any Net Insurance Proceeds in excess of the cost of Tenant's obligations of repair, restoration or reconstruction, shall, upon the completion of the Rebuilding Work, be released to Tenant. Tenant shall pay to the insurance trustee all reasonable fees for its services.

      (F) Under no circumstances shall Owner be obligated to make any payment, disbursement or contribution toward the cost of the Rebuilding Work or any part thereof.

      (G) In the event part or all of the Improvements shall be untenantable owing to the partial or total destruction thereof, Tenant shall be entitled to an abatement, allowance, reduction or suspension of the Minimum Rent (collectively referred to as the "Abatement" or "Abatement of Minimum Rent") until such Improvements shall be made tenantable. The determination of untenantability (including the extent thereof), the determination of the amount of the Abatement due to Tenant, and the determination that the condition has been satisfactorily restored shall be made by mutual agreement between the parties. Any unresolved disagreement between the parties as to any of the terms of this Section shall be decided according to the Arbitration provision contained in Section 49 of this Lease. The formula for determining the amount of the Abatement and the corresponding extension of the lease term shall be as set out in Section 50 hereof. No such damage or destruction shall in any way affect the obligation of Tenant to pay other charges payable by Tenant hereunder nor release Tenant of or from any obligation imposed upon Tenant under this Lease, notwithstanding any law or statute to the contrary. Tenant hereby waives any and all rights provided to Tenant by law or statute to terminate this Lease upon the partial or total destruction of the Improvements, now existing or hereinafter enacted.

Section 15. Liability Insurance.

      Tenant shall keep in force with an insurance company authorized to do business in the State of Missouri and having a Best's Insurance Guide Rating of at least A:XI, a policy of general public liability insurance, including property damage coverage (and a broad form contractual endorsement insuring Tenant's performance of its obligations under Section 17 hereof) with respect to the Demised Premises, in which the coverage shall not be less than $10,000,000 (combined single limits for bodily injury and property damage). The provision regarding Tenant obtaining insurance with a higher BIGR, as detailed in Section 14, shall also apply to this Section. In addition to Tenant, the policy shall also name Owner as an additional insured. Tenant shall upon demand deliver to Owner a certificate evidencing the aforesaid coverage, which certificate shall provide that the insurance evidenced thereby shall not be canceled, materially modified or allowed to lapse without thirty (30) days' prior written notice thereof being given by the insurance carrier to Owner.

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Section 16. Right to Self-Insure.

      Tenant shall have the right to self-insure its insurance obligations under Sections 14 to the extent of $100,000, and under Section 15 to the extent of $3,000,000, but this shall not be construed to affect Tenant's obligations hereunder.

Section 17. Indemnification and Release.

      (A) Tenant will protect, indemnify and save harmless Owner from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees) (collectively, "Indemnified Amounts"), not due to Owner's gross negligence, arising or occurring by reason of:

            (1) Any accident, injury to or death of persons or loss of or damage to property occurring on or about the Demised Premises or any part thereof;

            (2) Any use, non-use or condition of the Demised Premises or any part thereof;

            (3) Any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or

            (4) The performance of any labor or services or the furnishing of any materials or other property by Tenant or at Tenant's direction in respect of the Demised Premises or any part thereof.

      In case any such action, suit or proceeding is brought against Owner by reason of any such occurrence, Tenant, upon Owner's request, shall defend such action, suit or proceeding, or cause the same to be resisted and defended without cost to Owner, and by counsel designated by Tenant and approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed. The obligations of Tenant as aforesaid shall survive any termination of this Lease.

      (B) Owner will protect, indemnify and save harmless Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees) (collectively, "Indemnified Amounts"), not due to Tenant's gross negligence, arising or occurring by reason of:

            (1) Any failure on the part of Owner to perform or comply with any of the terms of this Lease; or

            (2) The performance of any labor or services or the furnishing of any materials or other property by Owner or at Owner's direction in respect of the Demised Premises or any part thereof, unless the work performed by Owner or at Owner's direction is a result of Tenant's noncompliance with or breach of this Lease, in which case Owner shall only be responsible for its intentional acts or omissions.

      In case any such action, suit or proceeding is brought against Tenant by reason of any such occurrence, Owner, upon Tenant's request, shall defend such action, suit or proceeding, or cause the same to be resisted and defended without cost to Tenant, and by counsel designated by Owner and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. The obligations of Owner as aforesaid shall survive any termination of this Lease.

      (C) Tenant agrees that if the Improvements and other property, tangible and intangible, including fixtures, furnishings, equipment and contents, at any time forming a part of or located on the Demised Premises shall be damaged or destroyed by an insurable peril, or Tenant's business shall be interrupted by an insurable peril, whether or not such damage or destruction or interruption was caused by the negligence of the Owner, Owner shall have no liability to Tenant on account thereof, and Tenant shall require all policies of property insurance and business interruption and rental insurance carried by Tenant during the term upon the Demised Premises and other property and Tenant's business to be endorsed with a provision by which the insurer waives any right of subrogation. Owner shall require all policies of liability insurance carried by Owner during the term upon the Demised Premises

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to be endorsed with a provision by which the insurer waives any right of subrogation against Tenant. Tenant shall maintain business interruption insurance with coverage for at least 12 months.

Section 18. Utility Charges.

      Tenant shall promptly pay all charges for heat, water, sewerage, electricity or any other utility used or consumed on the Demised Premises and shall contract for the same in its own name.

Section 19. Use of Demised Premises.

      Tenant may use the Demised Premises for office use only and other purposes incidental thereto.

Section 20. Tenant's Right to Assign and Sublet.

      So long as no Default has occurred and is continuing under this Lease, Tenant shall have the right, with Owner's consent, which consent shall not be unreasonably withheld, conditioned or delayed, to assign this Lease or sublet the Demised Premises or any part thereof, once or more often. Owner's consent, however, shall not be required if Tenant assigns this Lease or sublets the Demised Premises to any affiliates, subsidiaries or other party related to Tenant. No assignment or subletting shall release or discharge Tenant from any of its duties and obligations under this Lease, and Tenant shall remain primarily liable for the performance of Tenant's obligations herein unless expressly released from said duties and obligations in a written agreement signed by Owner; PROVIDED, HOWEVER, as a condition of any assignment or subletting of this Lease (i) the assignee or sublessee shall be required to execute and deliver to Owner an agreement, in recordable form, whereby such assignee or sublessee assumes and agrees to perform all obligations of Tenant subsequently accruing under this Lease and (ii) Tenant shall pay directly to Owner as additional rent 50% of any amounts actually received by Tenant from assignee or sublessee in excess of the Minimum Rent provided for herein, such payments to Owner to be made within 10 days of Tenant's actual receipt of the rental payments.

Section 21. Owner's Right to Assign.

      Owner shall have the right, without Tenant's consent, to sell, convey, mortgage or transfer its interest in the Demised Premises or assign its interest in this Lease, and all covenants and obligations of Owner under this Lease accruing thereafter shall cease, but such covenants and obligations shall run with the land and shall be binding upon the subsequent owners or assignees thereof with respect to obligations accruing during their respective periods of ownership. Any such conveyance by Owner shall be subject to the provisions of this Lease.

Section 22. Attornment; Priority of Lease.

      (A) Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage covering any part of the Demised Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Owner under this Lease, and upon the request of any interested party, Tenant shall execute, acknowledge and deliver an instrument, in form and substance satisfactory to such party, evidencing such attornment.

      (B) Upon written request of the holder of any mortgage now or hereafter covering any part of the Demised Premises, Tenant will subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute, acknowledge and deliver an instrument, in the form reasonably approved by Tenant and by such encumbrance holder, effecting such subordination, and providing, among other matters, that Tenant's possession of the Demised Premises, and its rights under this Lease, shall not be disturbed or affected by reason of any foreclosure of such Mortgage, so long as Tenant is not in Default under this Lease; PROVIDED, HOWEVER, Tenant shall not subordinate its rights under this Lease to the lien of any junior or second mortgage covering all or any part of the Demised Premises without the prior written consent of the holder of the first mortgage covering all or any part of the Demised Premises.

      (C) Notwithstanding anything set out in paragraph (B) above to the contrary, in the event the holder of any such mortgage elects to have this Lease superior to its mortgage, then upon Tenant being notified to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage, and Tenant shall execute, acknowledge and deliver an instrument, in the form customarily used by such encumbrance holder, effecting such priority.

Section 23. Estoppel Certificate and Financial Information.

      (A) Each party agrees, within twenty (20) days after request, to execute, acknowledge and deliver to and in favor of any proposed mortgagee or purchaser of the Demised Premises, or assignee or subtenant of Tenant, an estoppel certificate, in the form customarily used by such party, stating (i) whether this Lease is in full force and effect, (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment, (iii) the date to which rent has been paid, and (iv) whether the party furnishing such certificate knows of any default on the part of the other party or has any claim against the other party and, if so, specifying the nature of such default or claim.

      (B) Upon Owner's written request, Tenant shall deliver to Owner an audited balance sheet and earnings statement of Tenant for the preceding fiscal year.

      (C) In connection with any financing or refinancing of the Demised Premises by Owner, Tenant will cooperate with Owner, at Owner's expense, in connection therewith and will provide Owner such financial information concerning Tenant as a prospective lender, or rating agency, may reasonably request.

      (D) If requested by Owner, Tenant shall prepare and deliver to Owner, within ninety (90) days after the end of each calendar year during the term, a proposed capital budget for the Demised Premises, which shall be for informational purposes only.

Section 24. Condemnation and Governmental Action Restricting Use.

      (A) If either (i) the whole of the Demised Premises shall be condemned by eminent domain for any public or quasi-public use or purpose or be conveyed in lieu thereof (collectively, "Condemned"), or (ii) so much of the Demised Premises shall be Condemned that the remainder of the Demised Premises would not be suitable for Tenant's business, then in either case, (a) the term of this Lease shall terminate as of the date possession shall be taken by the acquiring authority, and (b) all rent hereunder shall be adjusted as of that date.

      (B) In the event of a partial Condemnation which is not extensive enough to render the Demised Premises unsuitable for such use, then Owner shall, to the extent only of the condemnation proceeds received by Owner, promptly restore the Improvements to a condition comparable to their condition at the time of such Condemnation, less the portion lost in the taking, and this Lease shall continue in full force and effect. If the size of the Improvements or the amount of parking on the Demised Premises is reduced, rent will be reduced equitably to reflect the square footage lost.

      (C) In the event of any Condemnation of the Demised Premises, whether whole or partial, Tenant shall have no claim against Owner or the condemning authority for the value of the unexpired term, and Tenant shall not be entitled to any part of the compensation or award, whether paid as compensation or diminution in value to the leasehold or to the fee of the Demised Premises, and Owner shall receive the full amount thereof, Tenant hereby waiving any right to any part thereof and assigning to Owner its interest therein; PROVIDED, HOWEVER, to the extent the amount recoverable by Owner, as hereinabove set forth, is not diminished thereby, Tenant shall have the right to claim and recover from the condemning authority (but not from Owner) such compensation as may be separately awarded to Tenant in Tenant's own name and right on account of any cost which Tenant may incur in removing its personal property from the Demised Premises or for any of Tenant's personal property taken in the Condemnation.

      (D) If Tenant's use of Demised Premises shall be altered or impaired at any time during the primary term or any additional term of the Lease by reason of any governmental action restricting the Tenant's use of the

Demised Premises (as opposed to governmental action requiring a general change in the way Tenant conducts their business), whether local, state or federal, which renders a portion or all of the Demised Premises untenantable, Tenant shall be entitled to an Abatement of Minimum Rent, until such Improvements shall again be made tenantable. The determination of untenantability (including the extent thereof), the determination of the amount of the Abatement due to Tenant, and the determination that the condition has been satisfactorily restored shall be made by mutual agreement between the parties. Any unresolved disagreement between the parties as to any of the terms of this Section shall be decided according to the Arbitration provision contained in Section 49 of this Lease. The formula for determining the amount of the Abatement and the corresponding extension of the lease term shall be as set out in Section 50 hereof. No such interference or impairment shall in any way affect the obligation of Tenant to pay other charges payable by Tenant hereunder nor release Tenant of or from any obligation imposed upon Tenant under this Lease, notwithstanding any law or statute to the contrary. Tenant hereby waives any and all rights provided to Tenant by law or statute to terminate this Lease upon the partial or total impairment of the Improvements, now existing or hereinafter enacted.

Section 25. Default Provisions.

      (A) Tenant shall be in "Default" if any one or more of the following events shall happen:

            (1) If default shall be made by Tenant in the due and punctual payment of any rent due under this Lease when and as the same shall become due and payable and such default shall continue for a period of five (5) days after receipt of written notice thereof from Owner to Tenant; or

            (2) If default shall be made by Tenant in the performance of or compliance with any of the terms, conditions, covenants or obligations contained in this Lease to be observed and performed by Tenant other than those referred to in the foregoing clause (1), and such default shall continue for a period of thirty (30) days after receipt of written notice thereof from owner to Tenant, or where such default is curable but cannot be cured within such 30-day period if Tenant, within such period, shall not have commenced with due diligence and dispatch the curing of such default or thereafter shall fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default.

      If a Default occurs, Owner shall have the immediate right, in addition to its other rights and remedies, at Owner's election:

            (i) as Tenant's legal representative, without terminating this Lease, to make such alterations and repairs as Owner shall determine may be reasonably necessary to relet the Demised Premises, and to relet the same or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and upon such other terms and conditions as Owner in its reasonable discretion may deem advisable. Upon each reletting, all rentals received by Owner from such reletting shall be applied, first, to the payment of any indebtedness other than rent due under this Lease from Tenant to Owner; second, to the payment of any reasonable costs and expenses of such reletting, including brokerage fees and attorneys' fees and costs of such alterations and repairs; and third, to the payment of rent due and unpaid hereunder. If such rentals and other charges received from such reletting during any month are less than those to be paid for that month by Tenant hereunder, Tenant shall pay any such deficiency to Owner and such deficiency shall be calculated and paid monthly, or

            (ii) to terminate this Lease and enter into and upon the Demised Premises and take possession of the same, and Owner may hold and retain the Demised Premises as of its first or former estate. If Owner takes possession of the Demised Premises in accordance herewith, Owner shall be entitled to recover "damages" (as hereinafter defined) from Tenant on account of Tenant's default. For the purposes of this subsection, "damages" shall mean the difference, if any, by which the Minimum Rent and additional rent for the remaining term of this Lease exceed the then current fair market rental value of the Demised Premises discounted to the date of the default utilizing an interest rate equal to the Commerce Bank of Kansas City prime rate then in effect.

      (B) Upon obtaining possession of the Demised Premises by Owner under the provisions aforesaid, whether or not Owner elects to terminate this Lease, all deposits made by Tenant with utility companies, all rights of Tenant under insurance policies, and claims for refund of any Real Estate Taxes or any pending claims for insurance proceeds or Condemnation awards (collectively "Tenant Sums") shall be deemed to be and are hereby assigned and transferred to Owner. Owner shall apply all Tenant Sums obtained pursuant to this section to reduce any outstanding monetary obligations owed by Tenant to Owner pursuant to this Lease.

      (C) Owner shall be in "Default" if Owner fails to substantially comply with any material term or condition or fulfill any material obligation of the Lease within 30 days after receipt of written notice by Tenant specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the 30-day period, this provision shall be complied with if Owner begins correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable. If such material failure or non-performance shall continue for a period of 30 days from the date Owner receives Tenant's notice of default, and Owner has not begun such correction and continued with reasonable diligence and in good faith to effect the remedy since beginning, Tenant may, if it relates to the condition or use of the Demised Premises, undertake to correct such default at a commercially reasonable cost and, after submitting the bills for such work to Owner, deduct such substantiated expenses for the work so necessitated by Owner's default from the rent due hereunder.

Section 26. Owner's Right to Cure Defaults.

      If Tenant fails to perform any of the agreements or obligations on its part to be performed under this Lease, Owner shall have the right (i) if no emergency exists, to perform the same after giving thirty (30) days prior written notice to Tenant, and (ii) in any emergency situation, to perform the same immediately without notice or delay. For the purpose of rectifying Tenant's defaults as aforesaid, Owner shall have the right to enter the Demised Premises. Tenant shall on demand reimburse Owner for the reasonable costs and expenses incurred by Owner in rectifying Tenant's defaults as aforesaid, including reasonable attorneys' fees. Except for gross negligence or willful misconduct by Owner, Owner shall not be liable or in any way responsible for any loss, inconvenience, annoyance or damage resulting to Tenant or anyone holding under Tenant for any action taken by Owner pursuant hereto. Any act or thing done by Owner pursuant to the provisions hereof shall not constitute a waiver of any such default by Tenant or a waiver of any covenant, term or condition herein contained or the performance thereof.

Section 27. Right of Entry.

      Owner and its designees shall have the right to enter, upon at least 24 hours advance notice, during Tenant's normal business hours (or, in the event of an emergency, anytime without notice), the Demised Premises for all lawful purposes and to whatever extent necessary or appropriate to enable Owner to exercise all of its rights under this Lease (including the right to perform certain provisions of this Lease on Tenant's behalf, as set forth in Section
26). The exercise by Owner of its rights of entry herein granted shall not constitute an eviction of Tenant, and the rent payable under this Lease shall not abate by reason thereof. Nothing in this section shall be construed to impose upon Owner any obligation whatsoever for the care, maintenance or repair of the Demised Premises.

Section 28. Surrender, Removal and Restoration by Tenant.

      Subject to Sections 13 (Restoration) and 24 (Condemnation), and consistent with the standard of maintenance provided in Section 12 (Repairs), on the last day of the term or on the sooner termination thereof, Tenant shall (i) peaceably surrender the Demised Premises (including all repairs, changes, alterations and building equipment therein), broom-clean and in good order, condition and repair given the age and condition of the buildings, except for reasonable wear and tear, and (ii) at its expense remove from the Demised Premises the signs, inventory, moveable furniture, telephone equipment, computer equipment, emergency generators and underground propane tank, and trade fixtures therein (collectively, "Tenant's Property" or "Personal Property"), and any such property not so removed may, at Owner's election and without limiting Owner's right to compel removal thereof, be deemed abandoned. Any damage to the Demised Premises caused by Tenant in the removal of such items shall be repaired by Tenant at its expense.

Section 29. Conditions of Work for Repairs and Restoration.

      (A) All work for making changes or alterations as permitted by Section 8, for complying with Laws as required by Section 10, for the making of repairs as required by Section 12, and for repairing, restoring or rebuilding as required by Sections 13 and 24 (each hereinafter in this section called the "Work"), shall be done in all cases in accordance with the following conditions, which Tenant covenants to observe and perform:

            (1) No Work involving structural alteration, restoration or rebuilding shall be undertaken until plans and specifications have first been submitted to and approved in writing by Owner. Work involving non-structural alteration, restoration or rebuilding, which totals less than $100,000.00, may be undertaken by Tenant at any time without obtaining Owner's consent or approval, subject to the provisions of Section 8.

            (2) No Work involving structural alteration, restoration or rebuilding shall be undertaken (i) except under the supervision of an architect or engineer who shall have been approved by Owner, and (ii) until Tenant shall have obtained from its contractor, a performance and payment bond, in the latest edition of the A.I.A. form, in which Owner shall be named as a dual obligee, in the total cost of the Work.

            (3) All Work shall be commenced only after all required municipal and other governmental permits and authorizations have been obtained (Owner agreeing to join in any application therefor, at Tenant's expense, whenever necessary) and shall be done in a good and workmanlike manner and in compliance with all Laws, and in accordance with the recommendations of Tenant's hazard insurer. The Work shall be prosecuted with reasonable dispatch. At all times when any Work is in progress, Tenant shall maintain or cause to be maintained
(1) adequate workmen's compensation insurance covering all persons employed in connection with the Work and with respect to whom death or injury claims could be asserted against Owner, Tenant or the Demised Premises, and (ii) for the mutual benefit of Tenant and Owner, (x) comprehensive general liability insurance against all occurrences, including liability assumed under contract, to limits of not less than those required for public liability insurance under
Section 15 and (y) all-risk builders risk insurance in accordance with the provisions of Section 14. Such insurance specified in clauses (x) and (y) shall be in addition to the insurance required under Sections 14 and 15, but may be effected by an appropriate endorsement, if obtainable, upon the insurance policies referred to in said Sections 14 and 15. All policies of such insurance shall comply with the provisions of Sections 14 and 15.

            (4) No Work shall be undertaken if the result of such Work would be to reduce the floor area of the Building or the value of the Demised Premises as reasonably determined by Owner. It is expressly understood and agreed by the parties that provided the Work is completed in accordance with all other provisions hereof, Tenant's plans to remove any of the walls and finishes in the area currently referred to as the "Executive Wing" (the area comprised of the Boardroom, Mr. Ferrell's former office/the Library, 2 private Executive offices and surrounding common areas located in the northwest quadrant of the 2nd floor of Building One), and to replace with an open work environment containing workstations, shall not be considered Work which reduces the value of the Demised Premises for purposes of this Section, and is not a condition which must be restored at Lease termination.

            (5) Any plans created on Tenant's behalf shall be maintained by Tenant. To the extent that they exist, Tenant shall keep a complete set of "as built" plans and specifications with respect to all Work and all material additions thereto and alterations therein, and Tenant shall, when and as requested by Owner, deliver copies thereof to Owner. Plans and specifications for Work shall be created at Tenant's expense, if Owner's approval is required or if a local governmental entity requires said plans for obtaining permits and approvals.

            (6) Upon request from Owner, Tenant shall deliver to Owner evidence that such Work has been completed in compliance with all applicable Laws, and paid for in full.

      (B) Subject to Tenant's obligations as contained elsewhere in this Lease (including Tenant's obligation to comply with legal requirements per Section 10, to make repairs per Section 12, to restore per Section 13, and to surrender, remove and restore per Section 28), nothing contained herein shall be interpreted or presumed to grant to Owner the right to independently and arbitrarily require that any additional Work be performed on the Demised Premises.

      (C) Any capital improvements (including a replacement of the roof, the HVAC system, electrical wiring, plumbing, etc.) required to be made by Tenant hereunder during the last three (3) years of the Lease term, or extended term, if applicable, shall be handled according to the following prescribed process:
The parties must mutually agree upon what capital improvements are required hereunder, upon the extent and scope of said capital improvements, and the estimated useful life of any said capital improvements, but for purposes of this Section no capital improvement can be determined to have an useful life in excess of fifteen (15) years. Once the necessity, scope, and useful life of the capital improvements have been established, and the cost thereof determined by the parties, the parties agree that Tenant shall only be responsible for the pro-rata cost of the capital improvements for the duration of the term of this Lease (e.g., if the necessary capital improvement in question has an agreed 10 year useful life and there are only 2 years remaining on the term of the Lease, Tenant shall only be responsible for 20% of the total cost of making this particular improvement). If Tenant's pro-rata share is less than 50% of the total, Owner shall fund the capital improvement in its entirety and Tenant shall reimburse their pro-rata share to Owner upon completion; likewise, if Tenant's pro-rata share is 50% or greater of the total, Tenant shall fund the capital improvement in its entirety and Owner shall reimburse their pro-rata share to Tenant upon completion. If Tenant should later opt to extend this Lease per
Section 47, Tenant shall automatically be responsible for its increased prorata share of the capital improvements made pursuant to this Section, and Tenant shall pay that amount to Owner within 15 days of the Lease extension notice. Any unresolved disagreement between the parties as to the application of any of the terms of this Section shall be decided according to the Arbitration provision contained in Section 49 of this Lease.

Section 30. Title to Improvements.

      The title to all buildings, alterations, additions, improvements, repairs, decorations, heating and air conditioning equipment and fixtures (other than Tenant's personal property and trade fixtures which can be removed without damage to the Improvements), which shall have been made, furnished or installed by or at the expense of either Owner or Tenant in or upon the Demised Premises, shall vest in Owner upon the installation thereof, and the same shall remain upon and be surrendered with the Demised Premises as a part thereof, without charge.

Section 31. Holding Over.

      Any holding over after the expiration of the term shall be construed to be a tenancy from month to month at 1 1/2 times the rent herein specified for the last year of the term (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified so far as applicable. Nothing above set forth shall be construed to authorize any such holding over or to limit Owner's remedies in the event thereof.

Section 32. Legal Expenses; Remedies Cumulative.

      (A) In case suit shall be brought because of the breach of any covenant herein contained on the part of Tenant or Owner to be kept or performed, and a breach shall be established, the prevailing party shall be entitled to recover all expenses incurred therefor, including reasonable attorneys' fees.

      (B) Owner's and Tenant's rights and remedies shall be cumulative and may be exercised and enforced concurrently. Any right or remedy conferred upon Owner or Tenant under this Lease shall not be deemed to be exclusive of any other right or remedy it may have.

Section 33. Waiver.

      The waiver by Owner or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived unless such waiver be in writing signed by the party charged therewith.

Section 34. Notices.

      Whenever any notice, consent, approval or authorization (a "Notice" for purposes of this section) is required or permitted under this Lease, such Notice shall be in writing. All Notices required or permitted under this Lease shall be addressed to the parties at their addresses first above set forth, or at such other address as a party may later designate in writing. All Notices shall be sent by registered or certified mail, or by nationally recognized overnight courier service (such as Federal Express), in each case, with postage prepaid. All Notices shall be effective upon being deposited in the United States mail, or upon receipt by the overnight courier service, as the case may be; however, the time period in which a response to any such Notice must be given shall commence to run from the date of receipt by the addressee thereof. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

Section 35. Broker's Commission.

      (A) Tenant represents and warrants to Owner that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder's fees in connection with the execution of this Lease for which Owner may be liable.

      (B) Owner represents and warrants to Tenant that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder's fees in connection with the execution of this Lease for which Tenant may be liable.

      (C) Each of the parties agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or expense (including reasonable attorneys' fees) in connection with its breach of the foregoing representation.

Section 36. Survival of Obligations.

      All obligations of Owner and Tenant which by their nature involve performance, in any particular, after the end of the term, or which cannot be ascertained to have been fully performed until after the end of the term (including the provisions of Sections 10 and 29), shall survive the expiration or sooner termination of the term.

Section 37. Entire Agreement.

      This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Owner and Tenant concerning the Demised Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease; however, nothing set forth in this section shall be deemed to affect the provisions of the Contract (or the deed and other documents executed by Tenant or Seller in connection with the conveyance of the Demised Premises to Owner in order to consummate the provisions of the Contract), or the enforceability of the provisions thereof. No subsequent alteration, amendment, change or addition to this Lease, nor any surrender of the leasehold, shall be binding upon Owner or Tenant unless reduced to writing and signed by them.

Section 38. Accord and Satisfaction.

      No payment by Tenant or receipt by Owner of a lesser amount than the rent herein reserved shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or on any letter accompanying any check be deemed an accord and satisfaction.

Section 39. Captions and Interpretation.

      The captions and section numbers appearing in this Lease in no way define, limit, construe or describe the scope or intent of such sections of this Lease. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for nor against either Owner or Tenant, and should a court be called upon to interpret any provision hereof, no weight shall be given to, nor shall any construction or interpretation be influenced by, any presumption of preparation of a lease by Owner or by Tenant.

Section 40. Partial Invalidity.

      If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 41. Recording.

      Neither party shall record this Lease in its entirety; however, the parties shall join in the execution of a memorandum or so-called "short form" of this Lease for the purpose of recordation, which shall be recorded immediately following the Closing of the sale by Tenant as Seller to Owner as Buyer. The cost of recordation shall be borne by Tenant as Seller.

Section 42. Applicable Law.

      The laws of the State of Missouri ("State") shall govern the validity, performance and enforcement of this Lease.

Section 43. Successors.

      All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, successors and permitted assigns of the said parties.

Section 44. Limitation on Leasehold Mortgage.

      Tenant will not mortgage its leasehold interest without the prior approval of Owner and the mortgagee(s), if any, of the Demised Premises.

      If said leasehold mortgage is approved by a mortgagee of the Demised Premises, Owner promptly will provide an estoppel agreement and other documents reasonably required by Tenant's lender which do not impair the rights of Owner or Owner's mortgagee of the Demised Premises.

Section 45. Quiet Enjoyment.

      Upon payment by Tenant of the rents and other charges herein provided, and upon the performance of all the covenants, terms and conditions on Tenant's part to be performed, Tenant shall peaceably and quietly hold and enjoy the Demised Premises for the term without hindrance or interruption by Owner or any person or persons whomsoever.

Section 46. Miscellaneous.

      (A) The terms "hereby", "hereof", "hereto", "herein", "hereunder", and any similar terms shall refer to this Lease, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Lease. The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to". The term "mortgage" shall include a deed of trust. The words "days" shall refer to "calendar days", unless expressly defined as "business days" (which shall exclude weekends and Federal holidays).

      (B) Notwithstanding any other provision to the contrary contained herein, if either party shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, or other reason not the fault of the party delayed in performing the work or doing the acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. The provisions of this paragraph shall not (i) operate to excuse Tenant from prompt payment of rent, or (ii) be applicable to delays resulting from the inability of a party to obtain financing, or to proceed with its obligations under this Lease because of a lack of funds.

Section 47. OPTION TO EXTEND.

      (A) First Option to Extend. Tenant, provided it is in full compliance with all of its obligations under the Lease, shall have the option to extend the Lease for an additional 5-year term commencing immediately following the Termination Date and running for 60 months thereafter ("Expiration of 1st Option Date"). To exercise this option, Tenant shall provide Landlord written notice of its intent not less than 145 days before the expiration of the then current term.

      All provisions of the Lease shall apply during this option period, except that rent for the option period shall be increased in the same percentage as the increase in the Labor Department Consumer Price Index - Midwest Urban - All Items - from January 2005 to January 2015 ("Index"); i.e., if the Index for January 2005 is 180.0 and the Index for January 2015 is 220.0, the percentage increase is 22.222% and annual rent for the five years commencing at the beginning of the 1st Option period shall be $473,000 + $105,110 (22.222% x 473,000) = $578,110.

      If the Index is discontinued, the parties will agree to a similar index for purposes of determining rent adjustment.

      (B) Second Option to Extend. If Tenant has exercised its first option to extend and is in full compliance with all terms of the Lease, then Tenant shall have the option to extend the Lease for an additional 5 years beginning immediately following the Expiration of 1st Option Date and running for 60 months thereafter ("Expiration of 2nd Option Date"). To exercise this option, Tenant shall provide Landlord written notice of its intent not less than 145 days before the expiration of the then current term.

      All provisions of this Lease shall apply during this option period, except that annual rent for the second option period shall be increased over the annual rent of the first option period in the same percentage as the increase in the Labor Department Consumer Price Index - Midwest Urban - All Items - from January 2015 to January 2020 ("Index"); i.e., if for example the Index for January 2015 is 220.0 and the Index for January 2020 is 250.0, the percentage increase is 13.636% and (assuming for purposes of the example that the annual rent during the first option period was $578,110) the annual rent for the five years commencing at the beginning of the 2nd Option period shall be $578,110 + $78,831 (13.636% x 578,110) = $656,941.

Section 48. WAIVER OF TRIAL BY JURY.

      THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF OWNER AND TENANT, OR TENANT'S USE AND OCCUPANCY OF THE DEMISED PREMISES.

Section 49. ARBITRATION.

      Per Sections 8, 12, 14, 24 and 29 of this Lease, whenever the parties are unable to reach mutual agreement on the resolution of a dispute or controversy after 10 days of good faith negotiations ("initial negotiations"), they shall each immediately retain and pay for their own independent, disinterested third party expert in the respective subject area (e.g., a qualified and reputable commercial roofing contractor for issues related to the roofing of the Improvements; a qualified and reputable commercial heating and air conditioning engineer for HVAC issues; a qualified and reputable licensed structural engineer for issues relating to a determination of whether particular Work is structural or non-structural; a SIOR office-designated commercial real estate broker to advise on issues relating to tenantability during the lease term and final condition of the Demised Premises at lease termination; etc.), to advise and provide additional information on the matter in controversy. The parties shall continue to negotiate in good faith with the assistance of their respective experts for an additional 20 days after the completion of the initial negotiations ("secondary negotiations"). Should the parties still be unable to reach mutual agreement on the matter in dispute or controversy at the completion of secondary negotiations, their respective experts shall mutually select a third expert, who will be paid jointly by the parties to consider all information gathered by the parties and their experts, and to render a final decision ("final decision"). The final decision on the matter under dispute or controversy shall NOT be considered legally final and binding on the parties and may be the subject of future litigation or legal appeal; however, failure by either party to generally conform in good faith to the procedures outlined herein shall constitute a waiver by the defaulting party on the matter in dispute or controversy and preclude them from instituting any future litigation on the matter.

Section 50. ABATEMENT; LEASE EXTENSION.

      Per Sections 14 and 24, whenever a portion of the Improvements shall be deemed untenantable, and Tenant is entitled to the Abatement of Minimum Rent, the following formula shall be utilized: the square footage of the space determined to be untenantable shall be divided by the total square footage of the gross rentable square footage area of the Improvements (assumed for these purposes to be 54,441 square feet), which shall be multiplied by the then current monthly Minimum Rent, the product of which shall be the monthly Abated Rental amount. Tenant shall be allowed to reduce monthly payments of Minimum Rent by the monthly Abated Rental amount during such untenantability. The monthly Abated Rental amount when multiplied by the number of months that the affected space was untenantable shall be referred to as the "Minimum Rent Credit Total" for the untenantable space. When Abatement takes place, the Term of the Lease shall likewise be extended so that Owner receives not less than all of the Minimum Rent specified in this Lease for the Term or Option Term, if applicable. To determine the number of months the Term of this Lease will be extended, the Minimum Rental Credit Total shall be divided by the then current monthly Minimum Rent, and any partial month shall be rounded up to a full month. For example, under this formula, should it be determined that 10,000 square feet of space is deemed untenantable during the initial term of this Lease for a 6.5 month period, the calculation would be as follows:

      (10,000/54,441) X $39,416.67= $7,240.25 Monthly Abated Rent. Multiplying
      that amount by 6.5 months = $47,061.63, as the Minimum Rent Credit Total. The Minimum Rent Credit Total of $47,061.63 divided by the then current monthly Minimum Rent of $39,416.67 = 1.19 months of Abatement of rent, and which will be rounded up to extend the Term of this Lease by two (2) months.

Notwithstanding any rent abatement authorized hereunder, but subject to Lease termination in Section 24, the full amount of the Minimum Rent for the Lease Term or Option Term, if applicable, provided for herein shall be paid and any portion thereof that has not been paid by last day of the lease shall be due and payable by Tenant to Owner on last day of lease.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease effective as of the date first above written.

OWNER:                                      TOWER PROPERTIES COMPANY

                                            By: /s/ Thomas R. Willard
                                                ---------------------
                                            Print Name: Thomas R. Willard

                                            Title: Pres./CEO

TENANT:                                FERRELLGAS, L.P.

                                       By Ferrellgas, Inc., its general partner

                                       By: /s/ Kenneth A. Heinz
                                           --------------------
                                       Print Name: Kenneth A. Heinz

                                       Title: Sr. VP Corporate Development

STATE OF Missouri )
                  ) ss:
COUNTY OF Clay    )

      On this 1st day of March, 2005, before me personally appeared Thomas R. Willard, to me personally known, who being by me duly sworn did say that he/she is President & CEO of Tower Properties Company, and that as such has authority to execute the foregoing instrument on behalf of said corporation, and acknowledged that he/she executed the same as his/her free act and deed and as the free act and deed of said corporation.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                           /s/ Margaret V. Schroeder
                                           -------------------------
                                           Notary Public

                                           Print Name: Margaret V. Schroeder

My Commission Expires:

July 30, 2008

STATE OF Missouri )
                  ) ss:
COUNTY OF Clay    )

      On this 28th day of February 28, 2005, before me personally appeared Kenneth A. Heinz, to me personally known, who being by me duly sworn did say that he/she is Sr. V.P. Corporate Development of Ferrellgas, Inc., a Delaware company, as General Partner of Ferrellgas, L.P., a Delaware Limited Partnership, and that as such has authority to execute the foregoing instrument on behalf of said limited liability company and limited partnership, and acknowledged that he/she executed the same as his/her free act and deed and as the free act and deed of said limited liability company and limited partnership.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                           /s/ Erin M. Strickland
                                           ----------------------
                                           Notary Public

                                           Print Name: Erin M. Strickland

My Commission Expires:

December 10, 2008

                                    EXHIBIT A

                                DEMISED PREMISES

TRACT 1:

LOT 1, LIBERTY PLAZA, A SUBDIVISION IN LIBERTY, CLAY COUNTY, MISSOURI.

TRACT 2:

LOT 1, LIBERTY PLAZA REPLAT -LOT 1, A SUBDIVISION IN LIBERTY, CLAY COUNTY, MISSOURI.

TRACT 3:

ALL THAT PART OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 14,TOWNSHIP 51,RANGE 32,IN THE CITY OF LIBERTY, CLAY COUNTY, MISSOURI, DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE NORTHERLY RIGHT OF WAY LINE OF MELROSE STREET, AS SHOWN ON THE RECORDED PLAT OF THE RESURVEY OF BLOCK 1,WILSHIRE ESTATES, A SUBDIVISION IN SAID CITY, COUNTY, AND STATE, AND THE EASTERLY RIGHT OF WAY LINE OF INTERSTATE ROUTE NO.35 AS SAID STREET AND HIGHWAY ARE NOW ESTABLISHED; THENCE NORTH 27 DEGREES 58 MINUTES 19 SECONDS EAST ALONG SAID EASTERLY LINE OF INTERSTATE ROUTE NO.35,A DISTANCE OF 750.00 FEET TO THE TRUE POINT OF BEGINNING OF THE TRACT OF LAND TO BE HEREIN DESCRIBED; THENCE CONTINUING NORTH 27 DEGREES 58 MINUTES 19 SECONDS EAST, ALONG SAID HIGHWAY LINE, A DISTANCE OF 50.00 FEET; THENCE SOUTH 62 DEGREES 91 MINUTES 41 SECONDS EAST, A DISTANCE OF 100.00 FEET; THENCE SOUTH 27 DEGREES 58 MINUTES 19 SECONDS WEST, A DISTANCE OF 50.00 FEET; THENCE NORTH 62 DEGREES 01 MINUTES 41 SECONDS WEST A DISTANCE OF 100.00 FEET; TO THE POINT OF BEGINNING.